                                                              EXHIBIT 99.4(a)(1)


THE MANUFACTURERS LIFE INSURANCE
COMPANY OF NEW YORK                                     [MANULIFE NEW YORK LOGO]




       HOME OFFICE                                      ANNUITY SERVICE OFFICE
100 Summit Lake Drive, 2nd                                     Box 9013
          Floor                                          Boston, MA 02205-9013
    Valhalla, NY 10595

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payments.

                             TEN DAY RIGHT TO REVIEW

The Owner may cancel the Contract by returning it to our Annuity Service Office or agent at any time within 10 days after receipt of the Contract. Within 7 days of receipt of the Contract by us, we will pay the Contract Value computed at the end of the Valuation Period during which the Contract is received by us, to the Owner.

When the Contract is issued as an individual retirement annuity, during the first 7 days of this 10 day period, we will return the greater of (i) Contract Value computed at the end of the Valuation Period during which the Contract is received by us or (ii) sum of all Payments.

The smallest annual rate of investment return which is required to be earned on the assets of the separate account so that the dollar amount of variable annuity payments will not decrease is [4.72]%. Explicit annual charges against the assets of the separate account are as follows:

Asset Fee Charge: Not greater than [1.65]%

         SIGNED FOR THE COMPANY at its Home Office, Valhalla, New York,
                              on the Contract Date.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 6.1
                 DETAILS OF FIXED ACCOUNT PROVISIONS ON PAGE 7.1


                                                          /s/ illegible
                President                                   Secretary

        Flexible Payment Deferred Combination Fixed and Variable Annuity
                                Non-Participating


ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES, AND OTHER CONTRACT VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE NET INVESTMENT FACTOR, AS APPLICABLE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT, UNLESS OTHERWISE SPECIFIED.

INTRODUCTION

This is a flexible payment deferred combination fixed and variable annuity contract. This Contract provides that prior to the Maturity Date, the Contract Value will accumulate on either a fixed or variable basis or a combination of both. After the Maturity Date, annuity payments may be either fixed or variable, or a combination of fixed and variable.

The variable portion of the Contract will vary with the investment performance of your Investment Account. The fixed portion of the Contract will accumulate based on interest rates guaranteed by the Company for the period selected.

If you select annuity payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Specifications Page.


TABLE OF CONTENTS                                                           PAGE
--------------------------------------------------------------------------------

SPECIFICATIONS PAGE                                                          S.1

PART  1 - DEFINITIONS                                                        1.1

PART  2 - GENERAL PROVISIONS                                                 2.1

PART  3 - OWNERSHIP                                                          3.1

PART  4 - BENEFITS                                                           4.1

PART  5 - PAYMENTS                                                           5.1

PART  6 - VARIABLE ACCOUNT PROVISIONS                                        6.1

PART  7 - FIXED ACCOUNT PROVISIONS                                           7.1

PART  8 - ANNUITY PROVISIONS                                                 8.1

PART  9 - TRANSFERS                                                          9.1

PART 10 - WITHDRAWAL PROVISIONS                                             10.1

PART 11 - FEES AND DEDUCTIONS                                               11.1

PART 12 - LOAN PROVISIONS                                                   12.1

PART 13 - PAYMENT OF CONTRACT BENEFITS                                      13.1

TABLE OF ANNUITY PAYMENT RATES                                               T.1

                               SPECIFICATIONS PAGE

TYPE OF CONTRACT:       [QUALIFIED]    MATURITY DATE:               [07/25/2027]
CONTRACT DATE:         [07/25/1997]    CONTRACT NUMBER:              [000000005]
INITIAL PAYMENT:       [$10,000.00]    GOVERNING LAW:                       [NY]

OWNER:               [COOKIE DOUGH]    OWNER'S AGE:                         [46]
CO-OWNER:                        []    CO-OWNER'S AGE:                        []
ANNUITANT:           [COOKIE DOUGH]    ANNUITANT'S AGE:                     [46]
CO-ANNUITANT:                    []    CO-ANNUITANT'S                         []
                                       AGE:
                                       ANNUITY OPTION:    [Life 10-Year Certain]

MINIMUM GUARANTEED INTEREST RATE           [3.0%] per year
ON FIXED ACCOUNTS

 ASSET FEES:

   CONTRACT ASSET FEE                                 [1.65]%


   [RIDER ASSET FEE(S)]

   [RIDER]                                            [RIDER FEE PERCENTAGE]

   [ENHANCED DEATH BENEFIT RIDER MARKETING NAME]      [0.05]%

[TOTAL ASSET FEE PERCENTAGE                           [1.70]%
(ASSET FEE PLUS RIDER FEE(S)):]

ANNUAL FEE                     [$0.00(1)]
                               [(1) Prior to the Maturity Date, when the Annual
                                    Fee is to be assessed, if the sum of all your Investment Accounts exceeds $100,000, the Annual Fee will be waived.]
[OTHER FEES]

  [RIDER]                                             [RIDER FEE PERCENTAGE]

  [GUARANTEED INCOME RIDER MARKETING NAME]            [0.30]%

MINIMUM DEATH BENEFIT         [The sum of all Payments made, less any amount
                              deducted in connection with partial withdrawals.

                              For purposes of calculating the Minimum Death
                              Benefit, the amount deducted in connection with partial withdrawals will be equal to (i) times
                              (ii), where (i) is equal to the Minimum Death
                              Benefit prior to the withdrawal, and (ii) is equal to the partial withdrawal amount divided by the Contract Value prior to the partial withdrawal.]



                                      S.1

PAYMENT LIMITS                [The initial Payment is shown above. Additional
                              Payments may be made at any time. However, each
                              additional Payment must be at least $30. If a
                              Payment would cause the Contract Value to exceed
                              $1,000,000, or the Contract Value already exceeds
                              $1,000,000, no additional Payments will be
                              accepted without our prior approval.]

RESTRICTED RENEWAL            [If renewals to fixed Investment Options are
TRANSFER PORTFOLIO            restricted, the renewal amount will be
                              automatically transferred into the Money Market
                              Portfolio, unless you specify otherwise.]

TRANSFER CHARGES AND          [We reserve the right to impose a transaction
LIMITATIONS - BEFORE          charge for transfers. We reserve the right to
MATURITY DATE                 limit the maximum number of transfers that can be
                              made per Contract Year. You must transfer at least
                              $300 or, if less, the entire amount in the
                              Investment Account each time you make a transfer.
                              If, after the transfer, the amount remaining in
                              the Investment Account from which the transfer is
                              made is less than $100, then we will transfer the
                              entire amount instead of the requested amount.]

TRANSFER CHARGES AND          [We reserve the right to limit the maximum number
LIMITATIONS - ON OR           of transfers you may make per Contract Year after
AFTER MATURITY DATE           variable annuity payments have begun.]

LIMITATIONS ON AMOUNT OF      [Any withdrawal from an Investment Account must be
PARTIAL WITHDRAWALS           at least $300 or the entire balance of the
                              Investment Account, if less. If after the
                              withdrawal, the amount remaining in that
                              Investment Account is less than $100, then we will
                              consider the withdrawal request to be a request
                              for withdrawal of the entire amount held in the
                              Investment Account. If a partial withdrawal would
                              reduce the Contract Value to less than $300, then
                              we will treat the partial withdrawal request as a
                              total withdrawal of the Contract Value.]

TABLE OF WITHDRAWAL CHARGES     [Number of Complete Years     [Withdrawal Charge
                              Payment has been in Contract]       Percentage]
                                           [0]                        [6%]
                                           [1]                        [5]
                                           [2]                        [4]
                                           [3+]                       [0]

FREE WITHDRAWAL AMOUNT        [The Free Withdrawal Amount is defined as the
                              greater of:

                              (a) the excess of the Contract Value on the date
                                  of withdrawal over the unliquidated Payments, or

                              (b) the excess of (i) over (ii), where:

                                  (i)  equals 10% times the total Payments; and

                                  (ii) equals 100% of all prior partial
                                       withdrawals, in that Contract Year.]


                                      S.3

[ENHANCED DEATH BENEFIT RIDER MARKETING NAME]
[RIDER DATE:]                                  [07/25/1997]
[RIDER FEE PERCENTAGE:]                        [0.05%]


[GUARANTEED INCOME RIDER MARKETING NAME]
[RIDER DATE:]                                  [07/25/1997]
[INITIAL ELECTION DATE:]                       [07/25/2007]
[RIDER EXPIRATION DATE:]                       [07/25/2035]
[RIDER FEE PERCENTAGE:]                        [0.30%]






















OWNER:                   [COOKIE DOUGH]    OWNER'S AGE:                     [46]
CO-OWNER:                            []    CO-OWNER'S AGE:                    []
ANNUITANT:               [COOKIE DOUGH]    ANNUITANT'S AGE:                 [46]
CO-ANNUITANT:                        []    CO-ANNUITANT'S AGE:                []
BENEFICIARY:          SEE ATTACHED LIST


                                      S.4

INITIAL ALLOCATION OF NET PAYMENT:    (SEE NEXT PAGE FOR ALL AVAILABLE OPTIONS)

FIXED INVESTMENT OPTIONS:                   INITIAL           INITIAL GUARANTEE
                                         INTEREST RATE         PERIOD EXPIRES


VARIABLE INVESTMENT OPTIONS:

[MID CAP BLEND]                       [100.00%]

















TOTAL                                  100.00%

[THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE IN WHICH THE CONTRACT IS ISSUED FOR DELIVERY. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.]


                                      S.5

                          AVAILABLE INVESTMENT OPTIONS

[FIXED INVESTMENT OPTIONS]
    [One Year]
    [6 Month DCA]
    [12 Month DCA]

[VARIABLE INVESTMENT OPTIONS]
                                         [Income & Value]
    [Internet Technologies]              [Balanced]
    [Pacific Rim Emerging Markets]       [High Yield]
    [Telecommunications]                 [Strategic Bond]
    [Science & Technology]               [Global Bond]
    [International Small Cap]            [Total Return]
    [Health Sciences]                    [Investment Quality Bond]
    [Aggressive Growth]                  [Diversified Bond]
    [Emerging Small Company]             [U.S. Government Securities]
    [Small Company Blend]                [Money Market]
    [Dynamic Growth]
    [Mid Cap Growth]                     LIFESTYLE PORTFOLIOS:
    [Mid Cap Opportunities]                      [Aggressive 1000]
    [Mid Cap Stock]                              [Growth 820]
    [AIM All Cap Growth]                         [Balanced 640]
    [Financial Services]                         [Moderate 460]
    [Overseas]                                   [Conservative 280]
    [International Stock]
    [International Value]                INDEX PORTFOLIOS:
    [Capital Appreciation]                       [Small Cap]
    [Strategic Opportunities]                    [International]
    [Quantitative Mid Cap]                       [Mid Cap]
    [Global Equity]                              [Total Stock Market]
    [Strategic Growth]                           [500]
    [Growth]
    [Large Cap Growth]
    [All Cap Value]
    [Capital Opportunities]
    [Quantitative Equity]
    [Blue Chip Growth]
    [Utilities]
    [Real Estate Securities]
    [Small Company Value]
    [Mid Cap Value]
    [Value]
    [Tactical Allocation]
    [Fundamental Value]
    [Growth & Income]
    [U.S. Large Cap Value]
    [Equity-Income]




                                      S.6

                             BENEFICIARY INFORMATION


[Play Dough]







                                      S.7

PART 1                        DEFINITIONS
--------------------------------------------------------------------------------

WE AND YOU                    "We", "us" and "our" means The Manufacturers Life
                              Insurance Company of New York. "You" or "your"
                              means the Owner of this Contract.

ACCUMULATION UNIT             A unit of measure that is used to calculate the
                              value of the variable portion of this Contract
                              before the Maturity Date.

ANNUITANT                     Any individual person or persons whose life is
                              used to determine the duration of annuity payments
                              involving life contingencies. The Annuitant is as
                              designated on the Specifications Page, unless
                              changed.

ANNUITY OPTION                The method selected by you for annuity payments
                              made by us.

ANNUITY SERVICE OFFICE        Any office designated by us for the receipt of
                              Payments and processing of Owner requests.

ANNUITY UNIT                  A unit of measure that is used after the Maturity
                              Date to calculate Variable Annuity payments.

BENEFICIARY                   The person, persons or entity to whom certain
                              benefits are payable following the death of an
                              Owner, or in certain circumstances, an Annuitant.

CONTRACT ANNIVERSARY          The anniversary of the Contract Date.

CONTRACT DATE                 The date of issue of this Contract as designated
                              on the Specifications Page.

CONTRACT VALUE                The total of your Investment Account Values and,
                              if applicable, any amount in the Loan Account
                              attributable to your Contract.

CONTRACT YEAR                 The period of twelve consecutive months beginning
                              on the Contract Date or any anniversary
                              thereafter.

CONTINGENT BENEFICIARY        The person, persons or entity who becomes entitled
                              to receive the Contract proceeds if all
                              Beneficiaries die before the annuitant dies.

DEBT Any amounts in the Loan Account attributable to your Contract plus any accrued loan interest on that amount. The loan provision is only available to certain Qualified Contracts.

DESIGNATED BENEFICIARY        For purposes of section 72(s) if the Internal
                              Revenue Code, the "designated beneficiary" under
                              the contract shall be the individual who is
                              entitled to receive the amounts payable on death
                              of an Owner, or if any Owner is not an individual,
                              on any change in, or death of, an Annuitant.

ENDORSEMENT                   An Endorsement modifies the contract to which it
                              is attached. Endorsements must be signed by an
                              officer of the Company in order to be effective.

FIXED ANNUITY                 An Annuity Option with payments which are
                              predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT               All the assets of The Manufacturers Life Insurance
                              Company of New York other than assets in separate
                              accounts.

INTERNAL REVENUE CODE         The Internal Revenue Code of 1986, as amended from
(IRC)                         time to time, and any successor statute of similar
                              purposes.

INVESTMENT ACCOUNT            An account established by us which represents your
                              interest in an Investment Option prior to the
                              Maturity Date.



                                      1.1

INVESTMENT ACCOUNT VALUE      The value of your investment in an Investment
                              Account.

INVESTMENT OPTIONS            The Investment Options can be either fixed or
                              variable. The Investment Options available under
                              this Contract are shown on the Specifications
                              Page.

LOAN ACCOUNT                  The portion of the General Account that is used
                              for collateral when a loan is taken.

MATURITY DATE                 The date on which annuity benefits commence. It is
                              the date specified on the Specifications Page,
                              unless changed.

NET PAYMENT                   The Payment less the amount of premium tax, if
                              any, deducted from the Payment.

NON-QUALIFIED CONTRACTS       Contracts which are not issued under Qualified
                              Plans.

OWNER The person, persons or entity entitled to the ownership rights under this Contract. The Owner is as designated on the Specifications Page, unless changed.

PORTFOLIO OR TRUST            A separate portfolio of Manufacturers Investment
PORTFOLIO                     Trust, a mutual fund in which the Variable Account
                              invests, or a portfolio of any other mutual fund
                              in which the Variable Account invests.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Contract.

RIDER A rider provides an optional benefit, which may result in an additional charge to the Contract. A rider supplements the contract to which it is attached. Riders must be signed by an officer of the Company in order to be effective.

QUALIFIED CONTRACTS           Contracts issued under Qualified Plans.

QUALIFIED PLANS               Retirement plans which receive favorable tax
                              treatment under sections 401, 403, 408 or 457, of
                              the Internal Revenue Code of 1986, as amended.

SEPARATE ACCOUNT              A segregated account of The Manufacturers Life
                              Insurance Company of New York that is not
                              commingled with our general assets and
                              obligations.

SUB-ACCOUNT(S)                One or more of the Sub-Accounts of the Variable
                              Account. Each Sub-Account is invested in shares of
                              a different Trust Portfolio.

VALUATION DATE                Any date on which the New York Stock Exchange is
                              open for business and the net asset value of a
                              Trust Portfolio is determined.

VALUATION PERIOD              Any period from one Valuation Date to the next,
                              measured from the time on each such date that the
                              net asset value of each Portfolio is determined.

VARIABLE ACCOUNT              The Manufacturers Life Insurance Company of New
                              York Separate Account A.

VARIABLE ANNUITY              An Annuity Option with payments which: (1) are not
                              predetermined or guaranteed as to dollar amount;
                              and (2) vary in relation to the investment
                              experience of one or more specified variable
                              Sub-Accounts.



                                      1.2

PART 2                        GENERAL PROVISIONS
--------------------------------------------------------------------------------

ENTIRE CONTRACT               The entire Contract consists of this Contract,
                              Endorsements and Riders, if any, and the
                              application, if one is attached to this Contract.
                              Only the President, a Vice President, or the
                              Secretary of the Company has authority to agree on
                              our behalf to any alteration of the Contract or to
                              any waiver of our rights or requirements. The
                              change or waiver must be in writing.

                              The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Contract is delivered, if required by law.

MODIFICATION                  We will not change or modify this Contract without
                              your consent except as may be required to make it
                              conform to any applicable law or regulation or any
                              ruling issued by a government agency; or unless we
                              have reserved the right to change the terms
                              herein.

BENEFICIARY                   The Beneficiary is as designated on the
                              Specifications Page, unless changed. However, if
                              there is a surviving Owner, that person will be
                              treated as the Beneficiary. If no such Beneficiary
                              is living, the Beneficiary is the "Contingent
                              Beneficiary". If no Beneficiary or Contingent
                              Beneficiary is living, the Beneficiary is the
                              estate of the deceased Owner.

CHANGE IN MATURITY DATE       Prior to the Maturity Date, you may change the
                              Maturity Date by written request at least one
                              month before both the previously specified
                              Maturity Date and the new Maturity Date. Once
                              elected, the new Maturity Date will become the
                              Maturity Date. The maximum Maturity Date will be
                              age 90. Any extension of the Maturity Date will be
                              subject to our prior approval.

ASSIGNMENT                    You may assign this Contract at any time prior to
                              the Maturity Date. No assignment will be binding
                              on us unless it is written in a form acceptable to
                              us and received at our Annuity Service Office. We
                              will not be liable for any payments made or
                              actions we take before the assignment is accepted
                              by us. An absolute assignment will revoke the
                              interest of any revocable Beneficiary. We will not
                              be responsible for the validity of any assignment.

CLAIMS OF CREDITORS           To the extent permitted by law, no benefits
                              payable under this Contract will be subject to the
                              claims of your, the Beneficiary's, or the
                              Annuitant's creditors.

MISSTATEMENT AND PROOF OF     We may require proof of age, sex or survival of
AGE, SEX OR SURVIVAL          any person upon whose age, sex or survival any
                              payments depend. If the age or sex of the
                              Annuitant has been misstated, the benefits will be
                              those which the Payments would have provided for
                              the correct age and sex. If we have made incorrect
                              annuity payments, the amount of any underpayment,
                              adjusted with interest at 3% per annum, will be
                              paid immediately. The amount of any overpayment
                              will be deducted from future annuity payments.



                                       2.1

ADDITION, DELETION OR         We reserve the right, subject to compliance with
SUBSTITUTION OF INVESTMENT    applicable law, to make additions to, deletions
OPTIONS                       from, or substitutions for the Portfolio shares
                              that are held by the Variable Account or that the
                              Variable Account may purchase. We reserve the
                              right to eliminate the shares of any of the
                              eligible Portfolios and to substitute shares of
                              another Portfolio of the Trust, or of another
                              open-end registered investment company, if the
                              shares of any eligible Portfolio are no longer
                              available for investment, or if in our judgment
                              further investment in any eligible Portfolio
                              should become inappropriate in view of the
                              purposes of the Variable Account. We will not
                              substitute any shares attributable to your
                              interest in a Sub-Account without notice to you
                              and prior approval of the Securities and Exchange
                              Commission to the extent required by the
                              Investment Company Act of 1940. Nothing contained
                              herein shall prevent the Variable Account from
                              purchasing other securities for other series or
                              classes of contracts, or from effecting a
                              conversion between shares of another open-end
                              investment company.

                              We reserve the right, subject to compliance with applicable law, to establish additional
                              Sub-Accounts which would invest in shares of a new
                              Portfolio of the Trust or in shares of another open-end investment company. We also reserve the right to eliminate existing Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING             Your Contract is non-participating and will not
                              share in our profits or surplus earnings. We will
                              pay no dividends on your Contract.

REPORTS We will send you reports containing information required by the Investment Company Act of 1940 and applicable state law in the time periods required by such laws.

INSULATION                    The portion of the assets of the Variable Account
                              equal to the reserves and other contract
                              liabilities with respect to such account are not
                              chargeable with liabilities arising out of any
                              other business we may conduct. Moreover, the
                              income, gains and losses, realized or unrealized,
                              from assets allocated to the Variable Account
                              shall be credited to or charged against such
                              account without regard to our other income, gains
                              or losses.

CURRENCY AND PLACE OF         All payments made to or by us shall be made in the
PAYMENTS                      lawful currency of the United States of America at
                              the Annuity Service Office or elsewhere if we
                              consent.

NOTICES AND ELECTIONS         To be effective, all notices and elections you
                              make under this Contract must be in writing,
                              signed by you and received by us at the Annuity
                              Service Office. Unless otherwise provided in this
                              Contract, all notices, requests and elections will
                              be effective when received by us at our Annuity
                              Service Office, complete with all necessary
                              information and your signature.

GOVERNING LAW                 This Contract will be governed by the laws of the
                              jurisdiction indicated on the Specifications Page.

SECTION 72(s) The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.



                                      2.2

PART 3                        OWNERSHIP
--------------------------------------------------------------------------------

GENERAL                       Before the Maturity Date, the Owner of this
                              Contract shall be the person, persons or entity designated on the Specifications Page or the latest change filed with us. On the Maturity Date the Annuitant becomes the Owner of this Contract.
                              If amounts become payable to the Beneficiary under this Contract, the Beneficiary becomes the Owner of this Contract.


CHANGE OF OWNER,              Subject to the rights of an irrevocable
ANNUITANT, BENEFICIARY        Beneficiary, you may change the Owner, Annuitant,
                              or Beneficiary by written request in a form
                              acceptable to us and which is received at our
                              Annuity Service Office. The Annuitant may not be
                              changed after the Maturity Date. You need not send
                              us the Contract unless we request it. Any change
                              must be approved by us. If approved, any change of
                              Beneficiary will take effect on the date the
                              request is signed. If approved, any change of
                              Owner or Annuitant will take effect on the date we
                              received the request at the Annuity Service
                              Office. We will not be liable for any payments or
                              actions we take before the change is approved.

                              The substitution or addition of any Owner may result in the resetting of the Death Benefit to an amount equal to the Contract Value as of the date of such change. For purposes of subsequent calculations of the Death Benefit, described in
                              Part 4, Benefits, Death Benefit Before Maturity
                              Date, the Contract Value on the date of the change will be treated as a Payment made on that date. In addition, all anniversary values, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the change of Owner will not be considered in the determination of the Death Benefit. This paragraph will not apply if (a) the individual whose death will cause the Death Benefit to be paid is the same after the change of Owner, or (b) if Ownership is transferred to the Owner's spouse.

                              If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.





                                      3.1

PART 4                        BENEFITS
--------------------------------------------------------------------------------

ANNUITY BENEFITS              We will pay a monthly income to the Annuitant, if
                              living, on the Maturity Date. Payments can be
                              fixed or variable, or a combination of fixed and
                              variable. Annuity benefits will commence on the
                              Maturity Date and continue for the period of time
                              provided for under the Annuity Option indicated on
                              the Specifications Page. On or before to the
                              Maturity Date, you may change the Annuity Option.

                              You may select a Fixed or Variable Annuity. Unless you indicate otherwise, we will provide either variable or fixed, or a combination variable and fixed annuity payments in proportion to the Investment Account Value of each Investment Option at the Maturity Date. Once annuity payments commence, the Annuity Option may not be changed.

                              The method used to calculate the amount of the initial and subsequent payments is described under the Part 8, Annuity Provisions, of this Contract.

                              We may pay the Contract Value, less Debt, on the Maturity Date in one lump sum if the monthly income is less than $20.

DEATH BENEFIT BEFORE          A Death Benefit will be determined as of the date
MATURITY DATE                 on which written notice and proof of death and all
                              required claim forms are received at the Company's
                              Annuity Service Office as follows:

                              The Death Benefit will be determined as the greater of the Contract Value or the Minimum Death
                              Benefit described on the Specifications Page.

                              If there is any Debt, the Death Benefit equals the amount described above less the Debt under the Contract.

                              We will permit the Owner to limit the Death
                              Benefit option(s) to be offered any named
                              Beneficiary, if the Owner provides written notice to the Company prior to death and the desired option(s) is one provided for in this Contract.

                              DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new
                              Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                              DEATH OF OWNER: We will pay the Death Benefit to the Beneficiary if any Owner dies prior to the Maturity Date. The Death Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                              (a) The Beneficiary becomes the Owner.

                              (b) The excess, if any, of the Death Benefit over
                                  the Contract Value will be allocated to and among the Investment Accounts in proportion to their values as of the date on which the Death
                                  Benefit is determined.

                              (c) No additional Payments may be applied to the
                                  Contract.

                              (d) If the Beneficiary is not the deceased Owner's
                                  spouse, the entire interest in the Contract must be distributed under one of the following options:



                                      4.1
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
                                  (i)  The entire interest in the Contract must
                                       be distributed over the life of the
                                       Beneficiary, or over a period not
                                       extending beyond the life expectancy of
                                       the Beneficiary, with distributions
                                       beginning within one year of the Owner's
                                       death; or

                                  (ii) the entire interest in the Contract must
                                       be distributed within 5 years of the
                                       Owner's Death.

                                  If the Beneficiary dies before the
                                  distributions required by (i) or (ii) are complete, the entire remaining Contract Value must be distributed in a lump sum immediately.

                              (e) If the Beneficiary is the deceased Owner's
                                  spouse, the Contract will continue with the surviving spouse as the new Owner. The surviving spouse may name a new Beneficiary
                                  (and, if no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary).

                              (f) Withdrawal Charges will be waived on any
                                  withdrawals.

                              If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary, to the extent of that Beneficiary's share.

DEATH BENEFIT ON OR AFTER     If annuity payments have been selected based on an
MATURITY DATE                 Annuity Option providing for payments for a
                              guaranteed period, and the Annuitant dies on or
                              after the Maturity Date, we will make the
                              remaining guaranteed payments to the Beneficiary.
                              Any remaining payments will be made as rapidly as
                              under the method of distribution being used as of
                              the date of the Annuitant's death. If no
                              Beneficiary is living, we will commute any unpaid
                              guaranteed payments to a single sum (on the basis
                              of the interest rate used in determining the
                              payments) and pay that single sum to the estate of
                              the last to die of the Annuitant and the
                              Beneficiary.

PROOF OF DEATH                Proof of death is required upon the death of the
                              Annuitant or the Owner. Proof of death is one of
                              the following received at the Annuity Service
                              Office:

                              (a) A certified copy of a death certificate.

                              (b) A certified copy of a decree of a court of
                                  competent jurisdiction as to the finding of death.

                              (c) Any other proof satisfactory to us.





                                      4.2

PART 5                        PAYMENTS
--------------------------------------------------------------------------------

GENERAL All Payments under this Contract are payable at our Annuity Service Office or such other place as we may designate. Payment Limits are identified on the Specifications Page.

NONPAYMENT OF PAYMENTS        If, prior to the Maturity Date, no Payments have
FOR TWO YEARS                 been made for two consecutive Contract Years, and
                              if both:

                              (a) the total Payments made, less any partial
                                  withdrawals, are less then $2,000; and

                              (b) the Contract Value at the end of such two year
                                  period is less than $2,000;

                              We may cancel this Contract and pay you the Contract Value (measured as of the Valuation
                              Period during which the cancellation occurs), less the Debt and Annual Administration Fee. We will provide you with 31 days prior written notice before canceling the Contract.

ALLOCATION OF NET             When we receive Payments, the Net Payments will be
PAYMENTS                      allocated among Investment Options in accordance
                              with the allocation percentages shown on the
                              Specifications Page. You may change the allocation
                              of subsequent Net Payments at any time, without
                              charge, by giving us written notice in a form
                              acceptable to us.





                                      5.1

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
PART 6                        VARIABLE ACCOUNT PROVISIONS
--------------------------------------------------------------------------------

INVESTMENT ACCOUNT

                              We will establish a separate Investment
                              Account for you for each variable Investment
                              Option to which you allocate amounts. The
                              Investment Account represents the number of your Accumulation Units in an Investment Option.

INVESTMENT ACCOUNT VALUE      The Investment Account Value of an Investment Account is
                              determined by (a) times (b) where:

                              (a) equals the number of Accumulation Units credited to the
                                  Investment Account; and,

                              (b) equals the value of the appropriate Accumulation Unit.

ACCUMULATION UNITS            We will credit Net Payments to your Investment Accounts in the form of Accumulation Units.  The number of Accumulation
                              Units to be credited to each Investment Account of the
                              Contract will be determined by dividing the Net Payment
                              allocated to that Investment Account by the Accumulation
                              Unit value for that Investment Account.

                              Accumulation Units will be adjusted for any transfers and
                              will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their
                              value for the Valuation Period in which such transaction
                              occurs.

VALUE OF ACCUMULATION UNIT    The Accumulation Unit value for a particular
                              Investment Account for any Valuation Period is
                              determined by multiplying the Accumulation Unit
                              value for the immediately preceding Valuation
                              Period by the "net investment factor" for the
                              Valuation Period for which the value is being
                              determined. The value of an Accumulation Unit may
                              increase, decrease or remain the same from one
                              Valuation Period to the next.

NET INVESTMENT FACTOR         The net investment factor is an index that
                              measures the investment performance of a
                              Sub-Account from one Valuation Period to the next.
                              The net investment factor for any Valuation Period
                              is determined by dividing (a) by (b) and
                              subtracting (c) from the result where:

                              (a) is the net result of:

                                  1)  the net asset value per share of a
                                      Portfolio share held in the Sub-Account
                                      determined as of the end of the current
                                      Valuation Period, plus:

                                  2)  the per share amount of any dividend or
                                      capital gain distributions made by the
                                      Portfolio on shares held in the
                                      Sub-Account if the "ex-dividend" date
                                      occurs during the current Valuation
                                      Period, and

                              (b) is the net asset value per share of a
                                  Portfolio share held in the Sub-Account
                                  determined as of the end of the immediately preceding Valuation Period, and

                              (c) is the Asset Fee shown on the Specifications
                                  Page.

                              The net investment factor may be greater or less than, or equal to, one.




                                      6.1

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
PART 7                        FIXED ACCOUNT PROVISIONS
--------------------------------------------------------------------------------

INVESTMENT ACCOUNT            We will establish a separate Investment Account
                              for you each time you allocate amounts to a fixed
                              Investment Option. Amounts invested in these
                              Investment Accounts will earn interest at the
                              guaranteed rate in effect on the date the amounts
                              are allocated for the duration of the guarantee
                              period.

                              We will determine the guaranteed rates from time to time for Net Payments, renewal amounts and amounts transferred to a fixed Investment Option.
                              In no event will the Minimum Guaranteed Interest
                              Rate on Fixed Accounts be less than 3%.

                              We reserve the right to restrict Payments, renewals and transfers to the fixed Investment
                              Options if the effective annual rate of interest that would apply to the Payment, renewal or transfer is equal to the Minimum Guaranteed
                              Interest Rate on Fixed Accounts, as specified on the Specifications Page.

GUARANTEE PERIODS             For any amounts allocated to the fixed Investment
                              Options, you have the choice of the guarantee
                              periods available as shown on the Specifications
                              Page. The amount can be allocated into any
                              combination of the fixed Investment Options
                              offered under this Contract.

                              Separate Investment Accounts will be established for each guarantee period. The guarantee period will be the duration of the fixed Investment
                              Option selected measured from the date the amount is allocated to the Investment Account. Amounts cannot be allocated to a fixed Investment Option that would extend the guarantee period beyond the Maturity Date.

RENEWALS The renewal amount is the Investment Account Value at the end of the particular guarantee period. The renewal amount will be automatically renewed in the same Investment Option at the end of the guarantee period, unless you specify otherwise. If renewals to fixed Investment Options are restricted, the renewal amount will be automatically transferred into the Restricted
                              Renewal Transfer Portfolio as described on the Specifications Page, unless you specify otherwise.
                              If renewal in a particular Investment Option would result in the guarantee period for that Investment
                              Account extending beyond the Maturity Date, the renewal amount may not be renewed in that Investment Option. The renewal amount will be applied to the longest guarantee period of a fixed
                              Investment Option such that the guarantee period does not extend beyond the Maturity Date.

DOLLAR COST AVERAGING         The DCA Investment Option may be elected by the
(DCA)                         Owner to make automatic monthly transfers from a
                              fixed Investment Account to one or more variable
                              Investment Options. Only initial and subsequent
                              Net Payments may be allocated to the DCA
                              Investment Option. Amounts may not be transferred
                              from other Investment Options to the DCA
                              Investment Option.

INVESTMENT ACCOUNT VALUE      The amount in the fixed Investment Accounts will
                              accumulate at a rate of interest determined by us
                              and in effect on the date the amount is allocated
                              to the Investment Account. The Investment Account
                              Value is the accumulated value of the amount
                              invested in the Investment Account reduced by any
                              withdrawals, loans, transfers or charges taken
                              from the Investment Account. In no event will the
                              sum of the Investment Account Values for all fixed
                              Investment Options be less than the Minimum
                              Investment Account Value.



                                      7.1

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MINIMUM INVESTMENT            The Minimum Investment Account Value is the sum of
ACCOUNT VALUE                 the amounts allocated to all fixed Investment
                              Accounts reduced by any withdrawals, loans,
                              transfers or charges taken from all fixed
                              Investment Accounts, accumulated at the Minimum
                              Guaranteed Interest Rate on Fixed Accounts, as
                              specified on the Specifications Page.








                                      7.2

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
PART 8                          ANNUITY PROVISIONS
------                          ------------------
VARIABLE ANNUITY PAYMENTS       The amount of the first Variable Annuity payment
                                is determined by applying the portion of the
                                Contract Value used to effect a Variable Annuity
                                (minus any applicable premium taxes) to the
                                appropriate table(s) contained in this Contract.
                                If the table in use by us on the Maturity Date
                                is more favorable to you, we will use that
                                table. The portion of the Contract Value used to
                                effect a Variable Annuity will be measured as of
                                a date not more than 10 business days prior to
                                the Maturity Date.

                                Subsequent payments will be based on the investment performance of one or more
                                Sub-Accounts as you select. The amount of such payments is determined by the number of Annuity
                                Units credited for each Sub-Account. Such number is determined by dividing the portion of the first payment allocated to that Sub-Account by the Annuity Unit value for that Sub-Account determined as of the same date that the Contract
                                Value used to effect annuity payments was determined. This number of Annuity Units for each Sub-Account is then multiplied by the appropriate Annuity Unit value for each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due.

MORTALITY AND EXPENSE           We guarantee that the dollar amount of each
GUARANTEE                       variable annuity payment will not be affected by
                                changes in mortality and expense experience.

ANNUITY UNIT VALUE              The value of an Annuity Unit for each
                                Sub-Account for any Valuation Period is
                                determined as follows:

                                (a)  The net investment factor for the
                                     Sub-Account for the Valuation Period for which the Annuity Unit value is being calculated is multiplied by the value of the Annuity Unit for the preceding
                                     Valuation Period; and

                                (b) The result is adjusted to compensate for the interest rate assumed in the tables used to determine the first Variable
                                     Annuity payment.

                                The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation
                                Period to the next.

FIXED ANNUITY PAYMENTS          The amount of each Fixed Annuity payment is
                                determined by applying the portion of the
                                Contract Value used to effect a Fixed Annuity
                                measured as of a date not more than 10 business
                                days prior to the Maturity Date (minus any
                                applicable premium taxes) to the appropriate
                                table(s) contained in the Contract. If the table
                                in use by us on the Maturity Date is more
                                favorable to the Owner, we will use that table.

                                In any case, the amount of each Fixed Annuity payment will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract, offered at the time, to the same class of annuitants. Such an amount would be equal to the greater of:

                                (a)  the Contract Value less applicable
                                     Withdrawal Charges; or

                                (b)  95% of the Contract Value.

                                We guarantee the dollar amount of Fixed Annuity payments.

                                      8.1

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
PART 9                          TRANSFERS
------                          ---------
TRANSFERS BEFORE MATURITY       Before the Maturity Date, you may transfer
DATE                            amounts among Investment Accounts of the
                                Contract. Amounts will be canceled from the
                                Investment Accounts from which amounts are
                                transferred and credited to the Investment
                                Account to which amounts are transferred. We
                                will effect such transfers so that the Contract
                                Value on the date of transfer will not be
                                affected by the transfer.

                                We reserve the right to defer, modify or terminate the transfer privilege at any time.
                                Other transfer charges and limitations are identified on the Specifications Page.

                                Amounts may not be transferred from a fixed
                                Investment Account unless those amounts have been in the fixed Investment Account for at least one year.

                                We reserve the right to restrict transfers to the fixed Investment Options if the effective annual rate of interest that would apply to the transfer is equal to the Minimum Guaranteed
                                Interest Rate on Fixed Accounts shown on the Specifications Page.

TRANSFERS ON OR AFTER           Once variable annuity payments have begun, you
MATURITY DATE                   may transfer all or part of the investment upon
                                which your variable annuity payments are based
                                from one Sub-Account to another. To do this, we
                                will convert the number of variable Annuity
                                Units you hold in the Sub-Account from which you
                                are transferring to a number of variable Annuity
                                Units of the Sub-Account to which you are
                                transferring so that the next annuity payment,
                                if it were made at that time, would be the same
                                amount that it would have been without the
                                transfer. After the transfer, the variable
                                annuity payments will reflect changes in the
                                values of your new variable Annuity Units. You
                                must give us notice at least 30 days before the
                                due date of the first variable annuity payment
                                to which the transfer will apply.

                                We reserve the right to defer, modify or terminate the transfer privilege at any time.
                                Other transfer charges and limitations are identified on the Specifications Page.

                                After the Maturity Date, transfers will not be allowed from a fixed to a variable Annuity
                                Option, or from a variable to a fixed Annuity
                                Option.


                                      9.1
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
PART 10                         WITHDRAWAL PROVISIONS
-------                         ---------------------

CONTRACT VALUE                  Your Contract Value is equal to the total of
                                your Investment Account Values and, if
                                applicable, any amount in the Loan Account
                                attributable to the Contract.

PAYMENTS OF WITHDRAWALS         You may withdraw part or all of the Contract
                                Value, less any Debt, at any time before the
                                earlier of the death of an Owner or the Maturity
                                Date, by sending us a written request. We will
                                pay all withdrawals within seven days of receipt
                                at the Annuity Service Office subject to
                                postponement in certain circumstances, as
                                specified below.

SUSPENSION OF PAYMENTS          We may defer the right of withdrawal from, or
                                postpone the date of payments from, the variable
                                Investment Accounts for any period when: (1) the
                                New York Stock Exchange is closed (other than
                                customary weekend and holiday closings); (2)
                                trading on the New York Stock Exchange is
                                restricted; (3) an emergency exists as a result
                                of which disposal of securities held in the
                                Variable Account is not reasonably practicable
                                or it is not reasonably practicable to determine
                                the value of the Variable Account's net assets;
                                or (4) the Securities and Exchange Commission,
                                by order, so permits for the protection of
                                security holders; provided that applicable rules
                                and regulations of the Securities and Exchange
                                Commission shall govern as to whether the
                                conditions described in (2) and (3) exist.

                                We may defer the right of withdrawal from the fixed Investment Accounts for not more than six months from the day we receive written request and the Contract, if required. If such payments are deferred 10 days or more, the amount deferred will earn interest at a rate not less than 3% per year.

TOTAL WITHDRAWAL                Upon receipt of your request to withdraw the
                                entire Contract Value, we will terminate the
                                Contract and pay you the Contract Value, less
                                any applicable Debt, Withdrawal Charges and the
                                Annual Fee.

PARTIAL WITHDRAWAL              If you are withdrawing part of the Contract
                                Value, you should specify the amount that should
                                be withdrawn from each Investment Option of the
                                Contract. If there are multiple Investment
                                Accounts under a fixed Investment Option, the
                                requested amount from that Investment Option
                                must be withdrawn from those Investment Accounts
                                on first-in-first-out basis. If you do not
                                specify, the requested amount will be withdrawn
                                in the following order:

                                a) Variable Investment Accounts, on a pro rata basis,

                                b) Fixed Investment Options beginning with the shortest guarantee period first and the longest guarantee period last.

                                We will deduct the Withdrawal Charge, if applicable, from the Contract Value remaining after payment of the requested amount.

                                Partial withdrawals will reduce the Minimum
                                Death Benefit, as described on the
                                Specifications Page.

                                      10.1

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
WITHDRAWAL CHARGE               If a withdrawal is made from the Contract before
                                the Maturity Date, a Withdrawal Charge
                                (contingent deferred sales charge) may be
                                assessed against Payments. The amount of the
                                Withdrawal Charge and when it is assessed is
                                discussed below:

                                1. The Free Withdrawal Amount is defined on the Specifications Page.

                                     The Free Withdrawal Amount may be withdrawn free of a Withdrawal Charge.

                                     The Free Withdrawal Amount will be applied to your requested withdrawal in the following order:

                                     (a)  withdrawals from the variable
                                          Investment Accounts,

                                     (b)  withdrawals from the fixed Investment
                                          Options beginning with the shortest
                                          guarantee period first and the longest
                                          guarantee period last.

                                2.   If a withdrawal is made for an amount
                                     greater than the Free Withdrawal Amount, Payments will be liquidated on a first-in-first-out basis. We will liquidate
                                     Payments in the order such Payments were made: the oldest unliquidated Payment first, the next Payment second, etc. until all Payments have been liquidated.

                                3. Any Payments liquidated may be subject to a Withdrawal Charge based on the length of time the Payment has been in the Contract.
                                     The Withdrawal Charge is determined by
                                     multiplying the amount of the Payment being liquidated by the applicable Withdrawal
                                     Charge Percentage obtained from the table shown on the Specifications Page.

                                     The total Withdrawal Charge will be the sum of the Withdrawal Charges for the Payments being liquidated.

                                4. The Withdrawal Charge is deducted from the Contract Value remaining after you are paid the amount requested, except in the case of a complete withdrawal when it is deducted from the amount otherwise payable. In the case of a partial withdrawal, the amount requested from an Investment Account may not exceed the value of that Investment
                                     Account less any applicable Withdrawal
                                     Charge.

FREQUENCY AND AMOUNT OF         You may make as many partial withdrawals as you
PARTIAL WITHDRAWALS             wish. Limitations on the amount of partial
                                withdrawals are set forth on the Specifications
                                Page.

                                      10.2

PART 11                                     FEES AND DEDUCTIONS
-------                                     -------------------
ASSET FEE                       To compensate us for assuming mortality and
                                expense risks, and certain administration
                                expenses, we deduct from each variable
                                Investment Option a fee each Valuation Period at
                                an annual rate set forth on the Specifications
                                Page. A portion of this Asset Fee may also be
                                used to reimburse us for distribution expenses.
                                This fee is reflected in the Net Investment
                                Factor used to determine the value of
                                Accumulation Units and Annuity Units of the
                                Contract.

ANNUAL FEE                      To compensate us for assuming certain
                                administrative expenses, we charge an Annual Fee
                                as set forth on the Specifications Page. Prior
                                to the Maturity Date, the Annual Fee is deducted
                                on each Contract Anniversary. It is withdrawn
                                from each Investment Option in the same
                                proportion that the value of the Investment
                                Accounts of each Investment Option bears to the
                                Contract Value. If the Contract Value is totally
                                withdrawn on any date other than the Contract
                                Anniversary, we will deduct the total amount of
                                the Annual Fee from the amount paid. After the
                                Maturity Date, the Annual Fee is deducted on a
                                pro rata basis from each annuity payment.
                                However, the Annual Fee will not reduce the
                                annuity payments below the amount that would
                                result from the application of the annuity
                                payment rates stated in Part 13, Payment of
                                Contract Benefits.

TAXES We reserve the right to charge certain taxes against your Payments (either at the time of payment or liquidation), Contract Value, payment of Death Benefit, or annuity payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of annuity payments under this Contract.

                                      11.1

PART 12                         LOAN PROVISIONS (CERTAIN QUALIFIED CONTRACTS ONLY)
-------                         --------------------------------------------------
GENERAL                         This loan provision applies only to certain
                                Qualified Contracts. All provisions and terms of
                                a loan are included in the Qualified Plan
                                Endorsement, if attached.

                                      12.1

PART 13                         PAYMENT OF CONTRACT BENEFITS
-------                         ----------------------------
GENERAL                         Benefits payable under this Contract may be
                                applied in accordance with one or more of the
                                Annuity Options described below, subject to any
                                restrictions of Internal Revenue Code section
                                72(s). Once annuity payments commence, the
                                Annuity Option may not be changed.

ALTERNATE ANNUITY OPTIONS       Instead of settlement in accordance with the
                                Annuity Options described below, you may choose
                                an alternate form of settlement acceptable to
                                us. Once annuity payments commence, the form of
                                settlement may not be changed.

DESCRIPTION OF ANNUITY          Option 1: Life Annuity
OPTIONS

                                a)   Life Non-Refund. We will make payments
                                     during the lifetime of the Annuitant. No payments are due after the death of the Annuitant.

                                b) Life 10-Year Certain. We will make payments for 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period.

                                Option 2: Joint and Survivor Life Annuity

                                The second Annuitant named shall be referred to as the Co-Annuitant.

                                a) Joint and Survivor Non-Refund. We will make payments during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the last survivor of the Annuitant and Co-Annuitant.

                                b) Joint and Survivor with 10-Year Certain. We will make payments for 10 years and after that during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 10-year period.

                                      13.1

TABLE OF ANNUITY PAYMENT RATES
------------------------------

ANNUITY PAYMENT RATES           The annuity payment rates on the attached tables
                                show, for each $1,000 applied, the dollar amount
                                of both: (a) the first monthly variable annuity
                                payment based on the assumed interest rate of 3%
                                per year; and (b) the monthly fixed annuity
                                payment, when this payment is based on the
                                minimum guaranteed interest rate of 3% per year.
                                The annuity payment rates for payments made on a
                                less frequent basis (quarterly, semiannual or
                                annual) will be quoted by us upon request.

                                The annuity payment rates are based on the 1983
                                Table A projected at Scale G with interest at the rate of 3% per year, and assume births in the year 1942. The amount of each annuity payment will depend upon the sex and adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The actual age is determined based on the actual age nearest birthday at the time the first monthly annuity payment is due.
                                The adjusted age is determined by adjusting the actual age in accordance with the following table:

Calendar Year of Birth          Adjustment to Actual Age
----------------------          ------------------------
      1899 - 1905                          +6
      1906 - 1911                          +5
      1912 - 1918                          +4
      1919 - 1925                          +3
      1926 - 1932                          +2
      1933 - 1938                          +1
      1939 - 1945                           0
      1946 - 1951                          -1
      1952 - 1958                          -2
      1959 - 1965                          -3
      1966 - 1972                          -4
      1973 - 1979                          -5
      1980 - 1986                          -6
      1987 - 1993                          -7
          1994 +                           -8

                                The dollar amount of annuity payment for any age or combination of ages not shown following or for any other form of Annuity Option agreed to by us will be quoted on request.

                                      T.1

                         AMOUNT OF FIRST MONTHLY PAYMENT

                           PER $1000 OF CONTRACT VALUE

                             OPTION 1: LIFE ANNUITY


Option 1(A):  Non-Refund
------------  ----------
 Adjusted Age of
    Annuitant             Male             Female
    ---------             ----             ------
        55                4.27              3.86
        60                4.69              4.19
        65                5.25              4.61
        70                6.02              5.19
        75                7.01              5.99
        80                8.34              7.10
        85               10.13              8.64

Option 1(B): 10-Year Certain
----------------------------
Adjusted Age of
   Annuitant            Male              Female
   ---------            ----              ------
       55               4.22               3.84
       60               4.61               4.15
       65               5.10               4.55
       70               5.71               5.07
       75               6.42               5.73
       80               7.20               6.52
       85               7.97               7.37

                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

Option 2(A): Non-Refund
                                                           Age of Co-Annuitant
                                                           -------------------
        Adjusted
        Age of Male       10 Years         5 Years           Same              5 Years          10 Years
        Annuitant         Younger          Younger           Age               Older            Older
        -----------       -------          -------           ---               -----            -----
        55                3.25             3.39              3.55              3.72             3.87
        60                3.41             3.60              3.81              4.02             4.21
        65                3.62             3.87              4.14              4.41             4.67
        70                3.89             4.21              4.57              4.95             5.29
        75                4.24             4.67              5.17              5.67             6.11
        80                4.71             5.30              5.97              6.63             7.19
        85                5.35             6.15              7.05              7.92             8.60

Option 2(B): 10 Year Certain

                                                        Age of Co-Annuitant
                                                        -------------------
        Adjusted
        Age of Male         10 Years          5 Years          Same              5 Years          10 Years
        Annuitant           Younger           Younger          Age               Older            Older
        ---------           -------           -------          ---               -----            -----
        55                  3.25              3.39             3.55              3.72             3.87
        60                  3.41              3.60             3.80              4.01             4.21
        65                  3.62              3.86             4.13              4.41             4.66
        70                  3.89              4.21             4.56              4.92             5.24
        75                  4.24              4.66             5.13              5.58             5.95
        80                  4.69              5.25             5.85              6.39             6.78
        85                  5.28              6.00             6.71              7.27             7.67

Monthly installments for ages not shown will be furnished on request.




THE MANUFACTURERS LIFE INSURANCE
COMPANY OF NEW YORK

                                                        [MANULIFE NEW YORK LOGO]

Manulife and the block design are registered service marks of The Manufacturers Life Insurance Company and are used by it and its affiliates, including Manulife Financial Corporation.


                                      T.2

                          ENHANCED DEATH BENEFIT RIDER


THIS RIDER IS EFFECTIVE ON THE RIDER DATE. ELECTION OF THIS RIDER IS IRREVOCABLE AND MAY ONLY BE TERMINATED AS PROVIDED IN THE TERMINATION PROVISIONS BELOW. IT IS A PART OF, AND SUBJECT TO, THE OTHER TERMS AND CONDITIONS OF THE CONTRACT.

DEFINITIONS
ANNUAL STEP DEATH BENEFIT       The Annual Step Death Benefit is the greatest
                                Anniversary Value after the Rider Date and prior
                                to the oldest Owner's attained age 81. The
                                Anniversary Value is equal to the Contract Value
                                on a Contract Anniversary, increased by all
                                Payments made, less any amount deducted in
                                connection with partial withdrawals, since that
                                Contract Anniversary. If the oldest Owner is age
                                80 or older on the Rider Date, the Annual Step
                                Death Benefit is zero.

                                For purposes of calculating the Annual Step
                                Death Benefit, the amount deducted in connection with partial withdrawals will be equal to (i) times (ii), where (i) is equal to the Annual
                                Step Death Benefit prior to the withdrawal, and
                                (ii) is equal to the partial withdrawal amount divided by the Contract Value prior to the partial withdrawal.

RIDER DATE                      The date of issue of this Rider, as specified on
                                the Specifications Page.

DEATH BENEFIT

On the death of any Owner prior to the Maturity Date, a Death Benefit will be determined as of the date on which written notice and proof of death and all required claim forms are received at the Company's Annuity Service Office. The Death Benefit will be determined as the greatest of:

a) The Death Benefit described under "Death Benefit Before Maturity Date" in the Contract;

b) The Contract Value;

c) The sum of all Payments made, less any amount deducted in connection with partial withdrawals; or

d) The Annual Step Death Benefit. If there is any Debt, the Death Benefit equals the amount described above less the Debt under the Contract.

If the Beneficiary is the deceased Owner's Spouse, the Contract and this Rider will continue with the surviving spouse as the new Owner. Upon the death of the surviving spouse prior to the Maturity Date, a second Death Benefit will be paid and the entire interest in the Contract must be distributed to the new Beneficiary in accordance with the provisions of the Contract. For purposes of calculating the Death Benefit payable upon the death of the surviving spouse, the Death Benefit paid upon the first Owner's death will be treated as a Payment to the Contract. This Payment will not be included in cumulative Payments and is not eligible for a Payment Enhancement. In addition, all Payments made and all amounts deducted in connection with partial withdrawals prior to the date of the first Owner's death will not be considered in determination of the Death Benefit. In determination of the Annual Step Death Benefit, the Anniversary Values for all prior Contract Anniversaries will be set to zero as of the date of the first Owner's death.


DEATH BENEFIT RIDER FEE

To compensate us for assuming mortality risks associated with the Death Benefit Rider, We deduct from each variable Investment Option a Death Benefit Rider Fee each Valuation Period at an annual rate set forth on the Specifications Page. The Death Benefit Rider Fee increases the Asset Fee described in Part 11, Fees and Deductions, in the Contract.


TERMINATION

This Rider will only terminate upon the earliest of (a) the date the Contract terminates, (b) the Maturity Date, or (c) the date on which the Death Benefit described in this Rider is paid.

MISCELLANEOUS

Except as modified by this Rider, the Definitions, General Provisions and Ownership sections of the Contract also apply to this Rider. If this Rider is added after the Contract Date, its effective date will be the Rider Date stated in the Specifications Page. If this Rider is added at the time the Contract is issued, it will be effective on the Contract Date.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NEW YORK



PRESIDENT

                             GUARANTEED INCOME RIDER

THIS RIDER IS EFFECTIVE ON THE RIDER DATE. ELECTION OF THIS RIDER IS IRREVOCABLE AND MAY ONLY BE TERMINATED AS PROVIDED IN THE TERMINATION PROVISIONS BELOW. IT IS A PART OF, AND SUBJECT TO, THE OTHER TERMS AND CONDITIONS OF THE CONTRACT.

DEFINITIONS
ANNUITANT                       For the purposes of this Rider, the first
                                Annuitant named will be referred to as Annuitant
                                and the second Annuitant named, if any, will be
                                referred to as Co-Annuitant. The Annuitant and
                                Co-Annuitant are as designated on the
                                Specifications Page, unless changed.

ELECTION DATE                   A date that you may elect to begin guaranteed
                                income payments. An initial Election Date, no
                                earlier than the tenth Contract Anniversary, is
                                indicated on the Specifications Page. You may
                                elect to begin guaranteed income payments on
                                that date or any later Contract Anniversary
                                after the initial Election Date.

INCOME BASE                     The amount we will utilize to determine the
                                Guaranteed Income Benefit. The Income Base is
                                determined using the Step-Up Income Base
                                Calculation.

                                The Income Base is used for the purposes of calculating the Guaranteed Income Benefit and the Income Rider Fee.

MATURITY DATE                   The earliest of the date on which annuity
                                benefits commence, or the date that the
                                Guaranteed Income Benefit is exercised. It is
                                the date specified on the Contract
                                Specifications Page, unless changed.

RIDER DATE                      The date of issue of this Rider as specified on
                                the Specifications Page.

STEP-UP INCOME BASE             The Step-Up Income Base is equal to the greatest
CALCULATION                     Anniversary Value after the Rider Date and prior
                                to the oldest Annuitant's attained age 81. The
                                Anniversary Value is equal to the Contract Value
                                on a Contract Anniversary, increased by all
                                Payments made, less any Step-Up Income Base
                                reductions in connection with partial
                                withdrawals, since that Contract Anniversary.

                                A reduction in the Step-Up Income Base for partial withdrawals is on a pro rata basis and is equal to the Step-Up Income Base immediately prior to a partial withdrawal, multiplied by the percentage reduction in Contract Value resulting from a partial withdrawal.

                                The Step-Up Income Base is also reduced for any Withdrawal Charge remaining on the date that you exercise the Guaranteed Income Benefit. We also reserve the right to reduce the Step-Up Income
                                Base for any premium taxes that may apply.

CHANGE OF ANNUITANT

The Annuitant may only be changed to an individual that is the same age or younger than the current oldest Annuitant.

GUARANTEED INCOME BENEFIT

This Rider provides for a guaranteed minimum lifetime fixed income benefit. On the date that you exercise the Guaranteed Income Benefit, monthly income is determined by applying the Income Base to the Monthly Income Factors listed in this Rider. If more favorable to the Annuitant(s), monthly income will be determined by applying your Contract Value (with no reduction for any remaining Withdrawal Charges) to the guaranteed fixed annuity payment rates under the Contract or, if higher, to the current fixed annuity payment rates in use by the Company on the date the Guaranteed Income Benefit is exercised.

CONDITIONS OF GUARANTEED INCOME BENEFIT

You may exercise the Guaranteed Income Benefit subject to both of the following conditions:

1. Must be exercised within 30 days immediately following the Initial Election Date or subsequent Contract Anniversary.

2. Must be exercised no later than the Contract Anniversary immediately prior to the oldest Annuitant's 85th birthday, or the tenth Contract Anniversary if later.

MONTHLY INCOME FACTORS

The Income Base may be applied to Monthly Income Factors to purchase a guaranteed lifetime income under the following Options:

Option 1:         Life Annuity with a 10-Year Period Certain. We will
                  make payments for 10 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 10-year period certain.

Option 2:         Joint and Survivor with 20-Year Period Certain.  We will make payments for 20 years and after that during the joint lifetime of the Annuitant and Co-Annuitant. Payments will then continue during the remaining lifetime of the survivor. No payments are due after the death of the survivor of the Annuitant and Co-Annuitant or, if later, the end of the 20-year period certain.

The Monthly Income Factors on the attached tables show, for each $1,000 of Income Base applied, the dollar amount of the monthly income payment for select ages. Monthly Income Factors for ages not shown will be furnished upon request. The Monthly Income Factor used will depend upon the sex and age nearest birthday of the Annuitant and Co-Annuitant, if any. The Monthly Income Factors are based on the 1983 Individual Annuity Mortality Table "A" projected at Scale G with interest at the rate of 2.5% per annum.


INCOME RIDER FEE

To compensate us for assuming risks associated with the Guaranteed Income Benefit, we charge an annual Income Rider Fee. On or before the Maturity Date, the Income Rider Fee is deducted on each Contract Anniversary. The amount of the Income Rider Fee is equal to the Rider Fee Percentage shown on the Specifications Page multiplied by the Income Base in effect on that Contract Anniversary. It is withdrawn from each Investment Option in the same proportion that the value of the Investment Accounts of each Investment Option bears to the Contract Value.

If the Contract Value is totally withdrawn on any date other than the Contract Anniversary, we will deduct the Income Rider Fee from the amount paid. In the case of a total withdrawal, the Income Rider Fee is equal to the Rider Fee Percentage shown on the Contract Specifications Page multiplied by the Income Base immediately prior to total withdrawal. The Income Rider Fee will not be deducted after annuity benefit payments under the Contract have commenced. For purposes of determining the Income Rider Fee, the commencement of annuity payments shall be treated as a total withdrawal.


TERMINATION

This Rider will only terminate upon the earliest of (a) the Contract Anniversary immediately prior to the oldest Annuitant's 85th birthday, or the tenth Contract Anniversary if later, (b) the total withdrawal of Contract Value for any reason, or (c) the benefit under this Rider is exercised.


MISCELLANEOUS

Except as modified by this Rider, the Definitions, General Provisions and Ownership sections of the Contract also apply to this Rider. If this Rider is added after the Contract Date, its effective date will be the Rider Date stated in the Specifications Page. If this Rider is added at the time the Contract is issued, it will be effective on the Contract Date.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NEW YORK

/s/ James D. Gallagher

President

                         TABLE OF MONTHLY INCOME FACTORS

               Amount of monthly payment per $1000 of Income Base


Option 1: Life Annuity with a 10-Year Period Certain


-------------------------------         -------------------------------
  Age of                                  Age of
Annuitant      Male      Female         Annuitant      Male      Female
-------------------------------         -------------------------------
55             3.93      3.59           68             5.30      4.72
56             4.01      3.66           69             5.44      4.85
57             4.09      3.72           70             5.59      4.98
58             4.17      3.79           71             5.74      5.12
59             4.26      3.86           72             5.90      5.27
60             4.36      3.94           73             6.06      5.42
61             4.46      4.02           74             6.23      5.58
62             4.56      4.10           75             6.40      5.75
63             4.67      4.19           80             7.27      6.67
64             4.78      4.29           85             8.10      7.63
65             4.91      4.39           90             8.75      8.43
66             5.03      4.49           95             9.16      8.97
67             5.16      4.61


Option 2: Joint and Survivor Life Annuity with a 20-Year Period Certain

                           Age of Female Co-Annuitant
------------------------------------------------------------------------------
  Age of
   Male        10 Years       5 Years        Same      5 Years        10 Years
Annuitant       Younger       Younger        Age        Older           Older
------------------------------------------------------------------------------
55             3.03           3.17           3.32      3.46           3.59
56             3.06           3.21           3.37      3.52           3.65
57             3.10           3.26           3.42      3.58           3.72
58             3.14           3.30           3.48      3.64           3.78
59             3.18           3.35           3.53      3.70           3.85
60             3.22           3.40           3.59      3.77           3.92
61             3.27           3.46           3.65      3.84           4.00
62             3.31           3.51           3.72      3.91           4.07
63             3.36           3.57           3.79      3.99           4.15
64             3.41           3.63           3.86      4.06           4.23
65             3.46           3.69           3.93      4.14           4.31
66             3.52           3.76           4.00      4.22           4.39
67             3.58           3.83           4.08      4.30           4.46
68             3.64           3.90           4.16      4.39           4.54
69             3.70           3.97           4.24      4.47           4.62
70             3.77           4.05           4.32      4.55           4.69
71             3.83           4.13           4.41      4.62           4.76
72             3.90           4.21           4.49      4.70           4.82
73             3.97           4.29           4.57      4.77           4.88
74             4.05           4.37           4.65      4.84           4.94
75             4.12           4.45           4.72      4.90           4.99
80             4.51           4.82           5.03      5.13           5.17
85             4.86           5.08           5.20      5.24           5.25
90             5.10           5.22           5.26      5.27           5.27
95             5.22           5.27           5.27      5.27           5.27

Monthly Income Factors for ages not shown will be furnished upon request